NEWS RELEASE
                             Cone Mills Corporation
                              Greensboro, NC 27415




                                                          For Immediate Release
Contact:
Gary L. Smith                                             W. Scott Wenhold
Executive Vice President and CFO                          Treasurer
336.379.6220                                              336.379.6220


            CONE MILLS ANNOUNCES FINANCING PLAN FOR MEXICAN STRATEGY

     Greensboro, NC - January 17, 2003 - Cone Mills Corporation (NYSE:COE) today announced that it has entered into a letter of intent with WLR Recovery Fund II, L.P. ("WLR"), a fund managed by W.L. Ross and Company, to purchase up to $27.0 million of convertible notes to support a recapitalization of the Company's balance sheet that would provide funds to allow the Company to execute its Mexican expansion strategy. The recapitalization plan contemplated by the letter of intent will contain the following elements:

          - Existing lenders and bondholders will be asked to extend maturities and make other modifications to their agreements;

          - The Company will distribute to present holders of the Company's common stock nontransferable rights to purchase up to $27.0 million of convertible notes. Any notes not purchased in the offering by stockholders will be available for purchase by directors and employees, and any remaining notes then will be purchased by WLR; and

          - The new notes will bear interest at 12% per annum and be convertible into common stock at a $1.00 per share.

Funds managed by W.L. Ross and Company currently hold 50% of the Company's bank debt and a portion of its bonds.

The recapitalization plan is subject to a number of contingencies and conditions, including negotiation of a final agreement with WLR, agreement to the proposed changes in the Company's current debt by lenders and bondholders, approval of certain elements of the plan by the Company's common shareholders, and the effectiveness of certain registration statements to be filed with the Securities and Exchange Commission.

The proposed transactions may only be completed in accordance with applicable state and federal laws including the Securities Exchange Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. This press release shall not constitute an offer or a solicitation to buy any securities.

Founded in 1891, Cone Mills Corporation, headquartered in Greensboro, NC, is the world's largest producer of denim fabrics and the largest commission printer of home furnishings fabrics in North America. Manufacturing facilities are located in North Carolina and South Carolina, with a joint venture plant in Coahuila Mexico.

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          The matters disclosed in the foregoing release include forward-looking statements. These statements represent Cone's current judgment on the future and are subject to risks and uncertainties that could cause actual results to differ materially. Such factors include, without limitation: (i) the demand for textile products, including Cone's
          products,   will  vary  with  the  U.S.  and  world  business  cycles, imbalances  between  consumer  demand and inventories of retailers and
          manufacturers   and  changes  in  fashion  trends,   (ii)  the  highly
          competitive nature of the textile industry and the possible effects of reduced import protection, free-trade initiatives and retaliatory measures in trade disputes, (iii) the unpredictability of the cost and availability of cotton, Cone's principal raw material and other manufacturing costs, (iv) Cone's relationships with Levi Strauss as its major customer including its sourcing practices, (v) Cone's ability to attract and maintain adequate capital to fund operations and strategic initiatives, (vi) ability to complete the transactions contemplated by the letter of intent, (vii) increases in prevailing interest rates, and (viii) the effect on Cone's sales and markets of events such as the events of September 11, 2001. For a further description of these risks, see Cone's 2001 Form 10-K, "Item 1. Business -Competition, -Raw Materials and -Customers" and Item 7. "Management's Discussion and Analysis of Results of Operations and Financial Condition--Overview". Other risks and uncertainties may be described from time to time in Cone's other reports and filings with the Securities and Exchange Commission.

http://www.cone.com
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